SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 28, 2001

                       InteliData Technologies Corporation
             (Exact Name of Registrant as Specified in its Charter)

Delaware                              000-21685                      54-1820617
(State of Incorporation)         (Commission File Number)         (IRS Employer
                                                             Identification No.)

                           11600 Sunrise Valley Drive
                                    Suite 100
                             Reston, Virginia 20191
                    (Address of principal executive offices)

                                 (703) 259-3000
              (Registrant's telephone number, including area code)


Item 5.           OTHER EVENTS.

         InteliData Technologies Corporation, a Delaware corporation ("InteliData"), closed on the private placement sale of an aggregate of 2,712,727 shares of its common stock for a price per share of $2.75 per share, and warrants exercisable for the purchase of 1,356,364 shares of its common stock, at an exercise price per share of $2.75 per share, resulting in gross proceeds of approximately $7,460,000. The placement agent in the transaction received approximately $447,600 in commissions and a warrant to purchase 271,273 shares of InteliData's common stock for a price per share of $2.75 per share. Neither the shares nor the warrants sold have been registered under the Securities Act of 1933 (the "Act"), and were offered in reliance upon the exemption under Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. The net funds raised will be used for general corporate purposes.


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Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits.

         99.1  Press Release dated November 29, 2001

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    InteliData Technologies Corporation
                                    (Registrant)

                                    By: /s/ Alfred S. Dominick, Jr.
                                        ----------------------------------------
                                         Alfred S. Dominick, Jr.
                                         President and  Chief Executive Officer


Date:  November 30, 2001

                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                                 InteliData Contact:
November 29, 2001                                     Steve Mullins, CFO
INTD-01-24                                            smullins@intelidata.com
                                                      (703) 259-3000



INTELIDATA TECHNOLOGIES COMPLETES $7.46 MILLION PRIVATE PLACEMENT



RESTON, VA, November 29, 2001- InteliData Technologies Corp. (Nasdaq: INTD), a pioneer in electronic banking and bill payment technology, today announced that it has secured $7.46 million in gross proceeds through a private sale of 2,712,727 shares of its common stock to a group of institutional investors. The financing included two-year warrants to purchase 1,356,364 additional shares, which would result in an additional $3.73 million in gross proceeds to the Company if exercised in their entirety. Stonegate Securities acted as placement agent for the transaction.

The shares of the common stock sold in the placement have not been registered under the Securities Act of 1933, as amended, and cannot be offered or sold absent registration or an applicable exemption from registration. The Company has agreed to promptly file a registration statement to register the shares for resale.

"We are certainly pleased with the fact that we were able to bring several institutional investors on board at a time when so many other technology companies are finding it difficult to raise money in the capital markets," said Al Dominick, InteliData's President and CEO. "This was a move to add to our shareholders' and customers' confidence in being a part of InteliData's success over the long haul."

About InteliData

With a client list that includes 21 of the top 50 banks, InteliData offers Spectrum certified EBPP products to banks, credit unions and financial institution processors. InteliData's products offer a complete end-to-end solution for distributing e-bills and e-payments through multiple delivery channels, delivering e-bills to consumers, and enabling payment of bills through multiple payment processors.
InteliData's Internet banking and card products provide large financial institutions with unsurpassed scalability, flexibility and security in supplying real-time, Internet based banking and card services to their customers. Headquartered in Reston, Virginia, USA, InteliData is publicly traded (NASDAQ:
INTD) and its business partners include Spectrum EBP, ALLTEL and other industry leaders. For more information, visit the company's web site at www.intelidata.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, risks associated with the acquisition and assimilation of Home Account, the ability to continue funding operating losses, the ability of the Company to complete product implementations in required time frames and the Company's ability to increase its recurring revenues and profits through its ASP business model, the impact of competitive products, pricing pressure, product demand and market acceptance risks, pace of consumer acceptance of home banking and reliance on the Company's bank clients to increase usage of Internet banking by their customers, mergers and acquisitions, risk of integration of the Company's technology by large software companies, the ability of financial institution customers to implement applications in the anticipated time frames or with the anticipated features, functionality or benefits, reliance on key strategic alliances and newly emerging technologies, the ability of the Company to leverage its Spectrum relationship into new business opportunities in the EBPP market, the on-going viability of the mainframe marketplace and demand for traditional mainframe products, the ability to attract and retain key employees, the availability of cash for long-term growth, product obsolescence, ability to reduce product costs, fluctuations in operating results, delays in development of highly complex products and other risks detailed from time to time in InteliData filings with the Securities and Exchange Commission. These risks could cause the Company's actual results for 2001 and beyond to differ materially from those expressed in any forward looking statements made by, or on behalf of, InteliData. InteliData is not under any obligation (and expressly disclaims an obligation to) update or alter its forward-looking statements, whether as a result of new information or otherwise.

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